UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2007

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Second Closing of Private Placement
On June 5, 2007 we conducted the second and final closing of a combined private offering ("Offering")under Regulation D and Regulation S for the sale to accredited investors of shares of our common stock ("Shares") and warrants ("Warrants") to purchase a number of shares of our common stock equal to one half of the number of shares sold in the Offering (the "Warrant Shares"). We received approximately $1,540,000 in aggregate gross proceeds from the sale of 587,000 Shares and Warrants to purchase 293,501 shares in the second closing of the Offering. The units consisting of one Share and a Warrant to purchase one-half share were sold at $2.625, representing a discount of approximately 25% from the average of the closing market prices of our common stock for the five consecutive trading days prior to closing date. The exercise price of the Warrants issued as part of the units in the second closing was $3.68 per share. We may receive additonal gross proceeds of approximately $1,080,000, exclusive of any proceeds from the exercise of warrants issued to the placement agents. No assurances can be given that any of the Warrants will be exercised.

In connection with the offer and sale of the units to the purchasers in the second closing of the Offering, we relied on the exemption under Sectin 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), Regulation S and Rule 506 promulgated thereunder. We believe that the purchasers are "accredited investors", as such term is defined in Rule 501 (a) under the Securities Act.

Registration Statement
In connection with the Offering, we agreed to file a registration statement within 30 days of receipt of AMEX approval of issuance of the Shares (June 1, 2007) with the Securities and Exchange Commission covering the secondary offering and resale of the Shares and the Warrant Shares in the second closing of the Offering.

Compensation to Placement Agents
In connection with the second closing, we utilized the services of Galileo Asset Manangement, S.A., a Swiss corporation ("Galileo") for sales to non-U.S. persons and Securities Network, LLC ("Securities Network"), a NASD member broker-dealer and licensed sub agents working under Securities Network for sales in the United States. For their services, the placement agents received commissions and due diligence fees of an aggregate of approximately $200,200 and warrants to purchase 58,700 shares of our common stock. Included in this amount is a three percent (3%) non-accountable expense allowance paid to Galileo in connection with the Offering and we have also agreed to pay a six percent (6%) cash commission upon exercise of the Warrants by the purchasers.

Item 7.01 Regulation FD Disclosure.

On June 6, 2007, we issued a press release announcing the Second Closing of the Offering. A copy of the press release containing such announcement is furnished herwith ass Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press Release, dated June 6, 2007, announcing the Second Closign of the Offering (furnished pursuant to Item 7.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

June 7, 2007	By:	Gary L. Dreher

Name: Gary L. Dreher
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.l	Press Release dated June 7, 2007